Exhibit 4.2 Form of Subscription Agreement

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                             SUBSCRIPTION AGREEMENT
                                   XIOM CORP.
                             a Delaware corporation.
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      The  undersigned  (sometimes  referred to herein as  "Subscriber")  hereby subscribes to purchase the number of shares of Common Stock (the "Shares") of XIOM CORP., a Delaware Corporation (the "Company") indicated below in accordance with the terms and conditions of the Confidential Private Offering Memorandum
and  any  future  supplement   thereto  (the   "Memorandum").   The  undersigned
understands that, if accepted, its subscription is irrevocable, but that it may be rejected in the sole discretion of the Company, for any reason.

      In consideration for the acceptance by the Company of this Subscription Agreement, the Subscriber hereby agrees, represents and warrants as follows:

      1. Acceptance or Rejection of Subscription. The Company shall have the right to accept or reject this subscription in whole or in part. If rejected, the Subscriber's check and Subscription Documents (as defined below) shall be promptly returned to the Subscriber. If accepted, the Subscriber's check will be forwarded directly to the Company, and the Subscriber's Investor Questionnaire and Subscription Agreement (collectively referred to herein as the "Subscription Documents") will be retained by the Company.
      2. Closing. If the Company has not received and accepted subscriptions and the closing date is not extended in the sole discretion of the Company for up to an additional ninety (90) days (the "Closing Date"), the Offering will terminate and any unaccepted investments in the possession of the Company and Subscription Documents shall be promptly returned to the Subscriber.
      3. Agreement to Indemnify. The Subscriber hereby agrees to indemnify and hold harmless the Company and all of its directors, officers, agents and employees from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur (I) by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement, (ii) by reason of the Subscriber's breach of any of the Subscriber's representations, warranties or agreements contained herein or in the Investor Questionnaire, and (iii) with respect to any and all claims made by or involving any person, other than the Subscriber, claiming any interest, right, title, power or authority regarding the Subscriber's purchase of Shares. The Subscriber further agrees and acknowledges that this indemnification agreement shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Subscriber's Shares or upon the Subscriber's death.
      4. Representations, Warranties and Covenants. The Subscriber hereby represents, warrants, and covenants that:
            (i) Subscriber acknowledges that the Shares have not been registered under the Securities Act with the Securities and Exchange Commission, nor have the Shares been registered or qualified for sale under the laws of any other jurisdiction (either within or outside of the United States) and the Company has no obligations hereunder or any current intention to effect any such registration or qualification.
            (ii) Subscriber (a) has received a copy of the Memorandum and has carefully reviewed and understands the Memorandum and (b) understands that, except as set forth in the Memorandum or unless made to investor in writing, no representations or warranties have been made to the Subscriber by the Company or any of its officers directors, employees, agents or affiliates, and (c) agrees that, in connection with the purchase of the Shares, it is not relying upon any information concerning the Company, other than (i) that contained in this Memorandum and (ii) on the results of its own independent investigation.
            (iii) Subscriber understands that (a) no governmental authority has passed upon the accuracy or completeness of the Memorandum or has made any finding or determination concerning the appropriateness or suitability of an investment in the Shares and (b) no governmental authority has recommended or endorsed, or will recommend or endorse, an investment in the Shares.

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            (iv) Subscriber is acquiring the Shares for Subscriber's own account and not for the account of others and for investment purposes only and not with a view to or for the sale, offer for sale, transfer, assignment, resale or distribution thereof, in whole or in part.
            (v) All  subsequent  offers  and sales of the  Shares by  Subscriber shall be made in compliance with the Securities Act, pursuant to registration under the Securities Act or pursuant to an exemption from such registration.
            (vi)  Subscriber  understands  that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon
the  truth  and  accuracy  of  the   representations,   warranties,   agreements
acknowledgments and understandings of Subscriber set forth in the Subscription Agreement and Investor Questionnaire in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.
            (vii)  Subscriber  has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Shares and has no need for liquidity in this investment.
            (viii) The Company has made available to Subscriber, its counsel and advisors, if any, the opportunity to ask questions of, and receive answers from the Company and its representatives, concerning the terms and conditions of an investment in the Shares, and has given it access to any requested information, documents, financial statements, books and records relative to the Company and an investment in the Shares.
            (ix) If the  Subscriber  is a  corporation,  it is  duly  organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and if the Subscriber is a partnership or other organization, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
            (x) (a) If the Subscriber is a corporation, the execution,  delivery and performance of this Agreement have been duly authorized by all necessary corporate action, (b) if the Subscriber is a partnership or other organization, the other governing documents to enter into this Agreement and to consummate the transactions contemplated hereby and all necessary consents and approvals required by the partnership agreement or other governing documents have been obtained, and (c) for both corporations and partnerships, this Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except to the extent that
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization,   moratorium  and  similar  laws  affecting   creditors'  rights
generally.
            (xi) Subscriber is aware that investing in the Shares is speculative and involves a high degree of risk and that any right to transfer its Shares in the Company is limited and restricted by law, and this Subscription Agreement.
            (xii)  Subscriber has evaluated the risks of investing in the Shares and has substantial experience in making investment decisions of this type or is relying on his advisors or Purchase Representative, if applicable, in making this investment decision.
            (xiii)  Subscriber  understands  that a legend  may be placed on any certificate representing the Shares substantially as follows:
      "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and
not  for   distribution  or  resale.   They  may  not  be  mortgaged,   pledged,
hypothecated,   or  otherwise  transferred  without  an  effective  registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act."
      The foregoing representations, warranties, and covenants and all other information which the Subscriber has provided to the Company concerning the Subscriber and the Subscriber's financial condition (or concerning the entity or organization which the subscriber represents and its financial condition) are true and accurate as of the date hereof.
      5. Subscription Agreement Binding on Heirs, Etc. This Subscription Agreement shall be binding upon the Subscriber's heirs, successors estate, legal representatives and assigns, and shall be construed in accordance with the laws of the State of New York.
      6. Execution Authorized. If this Subscription Agreement and the other relevant Subscription Documents are executed on behalf of a corporation, partnership, trust or other entity, the Subscriber has been duly authorized and empowered legally to represent such entity and to execute this Subscription
Agreement  and  such  Subscription   Documents  and  all  other  instruments  in
connection with the purchase of the Shares, and the Subscriber's signature is binding upon such entity.


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      7. Legal Representation/Conflict of Interest. The Subscriber, by executing this Subscription Agreement acknowledges, represents and agrees that (a) the Company has retained legal counsel to represent it in connection with the preparation of this Subscription Agreement and the Memorandum; (b) such legal counsel has prepared such documents with a view to the interests of the Company only and has not undertaken to represent the interest of the Subscriber and that no attorney-client relationship or fiduciary duty exists between such legal counsel and the Subscriber, notwithstanding that the Subscriber's investment may pay, directly or indirectly, for such legal services; (c) the Subscriber has been advised to have such legal documents reviewed by the Subscriber's own independent attorney and/or other advisors; and (d) the services performed by such legal counsel have been limited to the preparation of such documentation at the request and direction of the Company and such legal counsel has not undertaken to conduct any investigation whatsoever concerning the facts, risks or circumstances concerning or relating to the investment and/or the background or financial qualifications of the Company.
      8. Governing Law, and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York with venue proper in New York.
      9. Definition of Terms. The terms used herein, if not otherwise defined herein, shall have the meanings attributed to such terms in the Memorandum. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons herein may require.
      10. Number of Shares. The undersigned hereby subscribes for Units as follows: ________ $1.30 per share an warrant to purchase another share at $1.30 per share

All checks should be made payable to: "XIOM CORP."

11. Taxpayer Identification Number Certification.

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        Social Security or Tax I.D. No.    Social Security or Tax I.D. No.

      I declare that the number shown in this Subscription Agreement is my correct taxpayer identification number and/or social security number (or I am waiting for a number to be issued to me), that I have read and understood the foregoing documents, and that I desire to purchase the shares herein under the terms set forth in this Subscription Agreement.

Signature   _________________________     Signature  ___________________________

Date  _____________________________       Date   ______________________________


TYPE OF OWNERSHIP (Check one)

|_| INDIVIDUAL  INDIVIDUAL OWNERSHIP    |_| COMMUNITY PROPERTY
(One signature required)                (one signature required if interest held
                                        in one name, i.e., managing spouse; two
                                        signatures required if interest held in
                                        both names)

|_| JOINT TENANTS WITH RIGHT OF         |_| CORPORATION
    SURVIVORSHIP                        (Please include certified Corporate
(both or all parties must sign)         Resolution authorizing signature)

|_| PARTNERSHIP                         |_| TRUST
(Please include a copy of the           (Please include a copy of the Trust
Statement of Partnership Agreement      Agreement)
authorizing signature)


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[Please print above the exact name(s) in which the Convertible is to be held]


IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of ________________, 2006.


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Subscriber #1 Signature                 Subscriber #2 Signature


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Subscriber #1 Print or Type Name and    Subscriber #2 Print or Type Name and
Title (if applicable)                   Title (if applicable)


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Telephone Number                        Telephone Number


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Street Address                          Street Address


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City                    State    Zip    City                     State    Zip


                                               SUBSCRIPTION ACCEPTED:
                                               XIOM CORP.

                                               By:
                                                      --------------------------
                                                      Authorized Officer
                                               Dated:
                                                      --------------------------


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